EXHIBIT 4.13

                             DECLARATION OF TRUST
                                      OF
                            CUMMINS CAPITAL TRUST II

     THIS DECLARATION OF TRUST is made as of May 15, 2002 (this "Declaration"), by and among Cummins Inc., as depositor (the "Depositor"), The Bank of New York (Delaware), a Delaware banking corporation, and BNY Midwest Trust Company, as trustees (collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "Cummins Capital Trust II" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

     3. The Depositor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and having substantially the terms described in the Offering Circular (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or in respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor and the Trustees, hereby authorize and direct the Depositor, as depositor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 or such other form or forms as may be appropriate (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) if the Depositor deems it advisable, a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if the Depositor deems it advisable, to file with the New York Stock Exchange, Inc., or any other automated quotation system, exchange or over-the-counter market (each, an


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"Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to registers the Preferred Securities under the securities or Blue Sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate the terms of and execute, deliver and perform on behalf of the Trust an underwriting or other purchase agreement among the Trust, the Depositor and any underwriter(s), dealer(s) or agent(s) relating to the Preferred Securities, as the Depositor, on behalf of the Trust, may deem necessary or desirable; (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; (vi) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, registration rights agreements, escrow agreements and other related agreements providing for or relating to the sale of the Preferred Securities of the Trust; and (vii) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, an Exchange or state securities or Blue Sky laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, an Exchange or state securities or Blue Sky laws.

     5. This Declaration may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

     7. The Depositor hereby agrees to (i) compensate the Trustees for their services hereunder in an amount separately agreed to by the Depositor and the Trustees, (ii) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages,


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liabilities, claims, actions,
suits, costs, expenses, disbursements (including reasonable fees and expenses of its counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Person with respect to the performance of this Declaration, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Depositor under this Section 9 shall survive the termination of this Declaration.

     8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.


                                           CUMMINS INC., as Depositor


                                           By: /s/ Donald W. Trapp
                                               --------------------------------
                                               Name:  Donald W. Trapp
                                               Title:  Vice President-Treasurer


                                           THE BANK OF NEW YORK (DELAWARE),
                                           as Delaware Trustee


                                           By: /s/ Michael Santino
                                               --------------------------------
                                               Name:  Michael Santino
                                               Title:  Senior Vice President

                                           BNY MIDWEST TRUST COMPANY,
                                           as Property Trustee


                                           By: /s/ C. Potter
                                               --------------------------------
                                               Name:  C. Potter
                                               Title:  Assistant Vice President